UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 20, 2008
TIME WARNER CABLE INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001- 33335	84-1496755
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Time Warner Center, North Tower, New York, New York 10019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 364-8200
NOT APPLICABLE
(Former name or former address, if changed since last report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Separation Agreement
          On May 20, 2008, Time Warner Cable Inc. (“TWC”) and its subsidiaries, Time Warner Entertainment Company, L.P. (“TWE”) and TW NY Cable Holding Inc. (“TW NY”), entered into a Separation Agreement (the “Separation Agreement”) with Time Warner Inc. (“Time Warner”) and its subsidiaries, Warner Communications Inc. (“WCI”), Historic TW Inc. (“Historic TW”) and American Television and Communications Corporation (“ATC”), the terms of which will govern TWC’s separation from Time Warner.
          The Separation. TWC’s separation from Time Warner will take place through a series of related transactions, the occurrence of each of which is a condition to the next. First, Time Warner will complete certain restructuring transactions. Next, following the satisfaction or waiver of certain conditions, including those described below, Historic TW will transfer (the “TW NY Exchange”) its 12.4% non-voting common stock interest in TW NY to TWC in exchange for 80 million newly issued shares of TWC’s Class A common stock, par value $.01 per share. In connection with the TW NY Exchange, Time Warner will complete an internal restructuring that will, among other things, make Time Warner the direct owner of all shares of TWC Class A common stock and TWC’s Class B common stock, par value $.01 per share, previously held by WCI and ATC, including the shares issued in the TW NY Exchange (the “TW Internal Restructuring”). Upon completion of the TW Internal Restructuring, TWC’s board of directors or a committee thereof will declare a special cash dividend to holders of outstanding TWC Class A common stock and TWC Class B common stock, including Time Warner, in an amount equal to $10.27 per share (aggregating approximately $10.9 billion) (the “Special Dividend”). The Special Dividend will be paid prior to the completion of the separation from Time Warner. Following the payment of the Special Dividend, TWC will file with the Secretary of State of the State of Delaware an amended and restated certificate of incorporation (the “Amended Charter”), pursuant to which, among other things, each outstanding share of TWC Class A common stock (including any shares of TWC Class A common stock issued in the TW NY Exchange) and TWC Class B common stock will automatically be converted into one share of common stock, par value $.01 per share (the “TWC Common Stock”), of TWC (the “Recapitalization”). Once the TW NY Exchange, the TW Internal Restructuring, the payment of the Special Dividend and the Recapitalization have been completed, TWC’s separation from Time Warner will proceed in the form of either a pro rata dividend of all shares of TWC Common Stock held by Time Warner to holders of Time Warner’s common stock or through the consummation by Time Warner of an exchange offer of shares of TWC Common Stock for shares of Time Warner’s common stock (the “Separation” and, together with the TW NY Exchange, the TW Internal Restructuring, the Special Dividend and the Recapitalization, the “Transactions”). If the Separation is effected as an exchange offer, after consummation of the exchange offer, Time Warner will distribute to its stockholders, as a pro rata dividend, any TWC Common Stock that it continues to hold.
          Time Warner has the sole discretion, after consultation with TWC, to determine whether the Separation will be effected as a dividend or through an exchange offer with its stockholders, which decision will be made at a later date.

          Pursuant to the Separation Agreement, WCI, in its capacity as a stockholder of TWC, has consented to the adoption of the Amended Charter, the issuance of shares of TWC Class A common stock in connection with the TW NY Exchange and to certain amendments to TWC’s 2006 Stock Incentive Plan, each as more fully described in the Separation Agreement. TWC has agreed to prepare, file with the Securities and Exchange Commission and distribute to its stockholders an Information Statement on Schedule 14C under the Securities Exchange Act of 1934, as amended, with respect to these consents.
          Covenants between TWC and Time Warner. The Separation Agreement contains customary covenants, as well as a covenant that requires TWC to use its best efforts to arrange for one or more credit facilities in an aggregate amount of at least $9.0 billion (which amount may be reduced under certain circumstances) on the terms described below under “Financing Commitments,” to finance, in part, the Special Dividend.
          Conditions to the Separation. The Separation Agreement contains customary closing conditions including conditions related to (i) customary regulatory reviews and local franchise approvals, (ii) the receipt by Time Warner of a private letter ruling from the Internal Revenue Service indicating that each of the Transactions will generally qualify as tax-free for Time Warner and Time Warner’s stockholders and (iii)  the entry into the credit facilities contemplated by the commitment letters (discussed below under “Financing Commitments”) with funds being available thereunder.
          Termination. The Separation Agreement may be terminated at any time by the mutual consent of the parties to the Separation Agreement. The Separation Agreement may also be terminated by Time Warner or TWC if, prior to the payment of the Special Dividend, there is a material adverse effect (as defined in the Separation Agreement) on TWC or if, after the TW NY Exchange, there is a permanent injunction or other similar governmental order preventing the consummation of the Transactions and such injunction or governmental order is final and not subject to appeal or review. In addition, subject to certain limited exceptions, if the TW NY Exchange does not occur prior to March 31, 2009, the Separation Agreement will automatically terminate.
     Ancillary Agreements
          In connection with the Separation Agreement, TWC entered into agreements and amendments to existing agreements between Time Warner and/or its affiliates (other than TWC and its subsidiaries), on the one hand, and TWC and/or its subsidiaries, on the other hand, that provide more detail regarding various aspects of the Separation or set forth the terms of commercial arrangements between TWC and Time Warner or its affiliates, including (i) an amendment to the shareholder agreement between TWC and Time Warner that provides that such agreement will terminate upon the consummation of the Separation, (ii) an amendment to the registration rights agreement between TWC and Time Warner to provide Time Warner with the right to require TWC to file any registration statement necessary to consummate the Separation and (iii) a transition services agreement pursuant to which Time Warner will provide TWC with certain agreed-upon accounting, treasury, tax and employee benefits administrative services for specific periods of time. In addition to the agreements and amendments discussed above, TWC entered into a Second Amended and Restated Tax Matters Agreement (the “Tax Matters Agreement”) with Time Warner and license agreements providing TWC with long-term rights to continue to use the “Time Warner Cable,” “TWC,” “TW Cable” and “Road Runner” trademarks.
          Tax Matters Agreement. Under the Tax Matters Agreement, for any taxable year (or portion thereof) in which TWC and its subsidiaries are included in the Time Warner consolidated group for federal income tax purposes, TWC has agreed to make periodic payments, subject to specified adjustments, to Time Warner based on a pro forma tax return reflecting the applicable federal income tax liability that TWC would have had for each taxable period if TWC had never been included in the Time Warner consolidated group. Similar provisions apply to foreign, state and local taxes.
          The Tax Matters Agreement also requires TWC to indemnify Time Warner for any taxes resulting from the failure of any of the Transactions to qualify as tax-free (“Transaction Taxes”) as a result of (i) certain actions taken, or the failure to take actions, by TWC or (ii) the failure of certain representations to be made by TWC to be true. The Tax Matters Agreement further requires Time Warner to indemnify TWC for all other Transaction Taxes.
          Agreements Related to Intellectual Property. In connection with the Separation Agreement, TWC entered into a license agreement (the “TWX License Agreement”) with Time Warner pursuant to which Time Warner granted TWC and its subsidiaries a royalty-free, exclusive, worldwide, non-transferable license to use the “Time Warner Cable,” “TWC” and “TW Cable” marks and specified related marks in connection with the delivery of residential and commercial video, data, phone, networking and security services. The license also covers related equipment and software, promotional products, other ancillary services and certain naming rights agreements. The license is perpetual, subject to Time Warner’s right to terminate under certain circumstances, as more fully described in the TWX License Agreement, including in connection with certain changes of control of TWC as described in the TWX License Agreement.
          In connection with the Separation Agreement, TWC entered into a license agreement (the “Road Runner License Agreement”) with Warner Bros. Consumer Products Inc. (“Warner Bros.”) pursuant to which Warner Bros. granted TWC and its subsidiaries an exclusive, non-transferable license in the United States and Canada to use the “Road Runner” mark and copyright and certain related marks in connection with TWC’s provision of high-speed data, wireless broadband, related equipment and software and other ancillary services (including non-exclusive rights for promotional products), subject to TWC’s payment of an annual license fee. The initial term of the license is for a period of ten years, with the right to renew for additional ten year terms. Warner Bros. has the right to terminate under certain circumstances, as more fully described in the Road Runner License Agreement, including in connection with certain changes of control of TWC as described in the Road Runner License Agreement. The foregoing descriptions do not purport to be complete and provide only a summary of the significant terms of these agreements.
Financing Commitments
          To finance, in part, the Special Dividend, TWC and certain financial lending institutions have executed commitment papers with related term sheets for a 364-day senior unsecured bridge term loan facility in an aggregate principal amount of up to $9.0 billion (a portion of which may be extended at TWC’s option by an additional year) (the “Bridge Facility”). Amounts outstanding under the Bridge Facility will bear interest, at TWC’s option, at a rate equal to LIBOR or an alternate base rate plus, in each case, an applicable margin based on TWC’s credit rating. In addition, the interest rate under the Bridge Facility will increase every six months until all amounts outstanding under the Bridge Facility are repaid.
          TWC may prepay amounts outstanding under the Bridge Facility at any time without penalty or premium. Subject to certain limited exceptions, TWC is required to use the net cash proceeds from any incurrence of debt (other than an incurrence under its existing revolving credit facility and commercial paper program), certain issuances of equity securities and certain asset sales to prepay amounts outstanding under the Bridge Facility. In addition, to the extent TWC incurs debt, issues equity securities or completes certain asset sales prior to drawing on the Bridge Facility, the commitment of the lenders under the Bridge Facility or the commitment papers, as applicable, will be reduced by an amount equal to the net cash proceeds from any such incurrence, issuance or sale. As contemplated by the commitment letters, the Bridge Facility will contain conditions, covenants, representations and warranties and events of default substantially identical to those contained in TWC’s existing Five-Year Term Loan Facility maturing on February 21, 2011. See “Management’s Discussion and Analysis of Results of Operations and Financial Condition—Financial Condition and Liquidity—Outstanding Debt and Mandatorily Redeemable Preferred Equity and Available Financial Capacity” in TWC’s Annual Report on Form 10-K for the year ended December 31, 2007.
          TWC has also received a commitment from Time Warner pursuant to which Time Warner will lend TWC up to $3.5 billion in a two-year senior unsecured supplemental term loan facility to repay amounts outstanding under the Bridge Facility upon the final maturity of the Bridge Facility (the “Supplemental Facility”). The commitments under the Supplemental Facility will be reduced by (i) 50% of the amount in excess of $3.0 billion by which the commitments under the Bridge Facility are reduced by the net cash proceeds of issuances of debt or equity or certain assets sales by TWC between the signing of the Separation Agreement and TWC’s borrowing under the Bridge Facility and (ii) the amount by which borrowing availability (as defined in the Supplemental Facility) under TWC’s $6.0 billion revolving credit facility exceeds $2.0 billion on the date of borrowing under the Supplemental Facility.
Cautionary Statements
          The foregoing descriptions of the Separation Agreement, the Tax Matters Agreement and the Transactions are qualified in their entirety by reference to the full text of the Separation Agreement and the Tax Matters Agreement, which are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference. All stockholders of TWC are urged to read the Separation Agreement and the Tax Matters Agreement carefully and in their entirety. The Separation Agreement and the Tax Matters Agreement have been included to provide you with information regarding their terms. They are not intended to provide any other factual information about TWC.
          The Separation Agreement and the Tax Matters Agreement contain representations and warranties that the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for the purposes of the contract between the parties and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiation of the terms of the contracts. Moreover, some of those representations and warranties may not be accurate or complete as of any specific date, may be subject to a contractual standard of materiality different from those generally applicable to communications to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, stockholders should not rely on the representations and warranties as statements of factual information.
     Caution Concerning Forward-Looking Statements
          This Current Report on Form 8-K includes certain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. Such forward-looking statements include, but are not limited to, statements about the benefits of the Transactions involving TWC and Time Warner and their subsidiaries, including the plans, objectives, expectations and intentions of TWC and Time Warner, and other statements that are not historical facts. These statements are based on the current expectations and beliefs of the management of TWC and Time Warner, and are subject to uncertainty and changes in circumstances.
          TWC cautions readers that any forward-looking information is not a guarantee of future performance and that actual results may vary materially from those expressed or implied by the statements herein, due to the conditions to the consummation of the Transactions, changes in economic, business, competitive, technological, strategic or other regulatory factors, as well as factors affecting the operation of the businesses of TWC and Time Warner. More detailed information about certain of these and other factors may be found in filings by TWC, and Time Warner, with the Securities and Exchange Commission, including each of their most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, in the sections entitled “Caution Concerning Forward-Looking Statements” and “Risk Factors.” In particular, the following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the failure to obtain governmental approvals; the failure to receive required tax rulings or tax opinions; and the risk that the anticipated benefits from the Transactions may not be fully realized or may take longer to realize than expected. TWC is under no obligation to, and expressly disclaims any obligation to, update or alter the forward-looking statements contained in this document, whether as a result of new information, future events, or otherwise.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          Reference is made to Item 1.01 and the description of the commitment letters and Supplemental Facility contained therein, each of which is hereby incorporated by reference into this Item 2.03.
Item 3.02 Unregistered Sales of Equity Securities.

          Reference is made to Item 1.01 and the description of the TW NY Exchange contained therein, which is hereby incorporated by reference into this Item 3.02. The shares of TWC Class A common stock to be issued to Time Warner in the TW NY Exchange will be issued in reliance upon an exemption from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, which exempts transactions by an issuer not involving any public offering.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit	Description

99.1	Separation Agreement, dated as of May 20, 2008, among Time Warner Inc., Time Warner Cable Inc., Time Warner Entertainment Company, L.P., TW NY Cable Holding Inc., Warner Communications Inc., Historic TW Inc. and American Television and Communications Corporation.

99.2	Second Amended and Restated Tax Matters Agreement, dated as of May 20, 2008, between Time Warner Inc. and Time Warner Cable Inc.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER CABLE INC.

By:	/s/ Robert D. Marcus

Name:	Robert D. Marcus
Title:	Senior Executive Vice President & Chief Financial Officer
Date: May 27, 2008

Exhibit Index

Exhibit	Description

99.1	Separation Agreement, dated as of May 20, 2008, among Time Warner Inc., Time Warner Cable Inc., Time Warner Entertainment Company, L.P., TW NY Cable Holding Inc., Warner Communications Inc., Historic TW Inc. and American Television and Communications Corporation.

99.2	Second Amended and Restated Tax Matters Agreement, dated as of May 20, 2008, between Time Warner Inc. and Time Warner Cable Inc.